UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 6, 2007

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4050 East Cotton Center Boulevard Building 6, Suite 68 Phoenix, Arizona 85040
(Address of Principal Executive Offices) (Zip Code) Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 9, 2007, First Solar, Inc. (“First Solar”) announced its entry into four new long-term supply contracts and its agreement to amend the terms of one existing long-term supply contract.  These new supply arrangements increase the total volume of modules to be sold by First Solar between 2007 and 2012 by an aggregate of 685MW.

     Details of the four new long-term supply contracts are as follows:

     (i) Framework Agreement on the Sale and Purchase of Solar Modules dated July 6, 2007, between First Solar GmbH and EDF EN Développement;

     (ii) Framework Agreement on the Sale and Purchase of Solar Modules dated July 6, 2007, between First Solar GmbH and Sechilienne Sidec;

     (iii) Framework Agreement on the Sale and Purchase of Solar Modules dated May 9, 2007, between First Solar GmbH and RIO Energie GmbH  & Co. KG; and

     (iv) Framework Agreement on the Sale and Purchase of Solar Modules dated July 3, 2007, between First Solar, Inc. and SunEdison, LLC.

     The amendment relates to the existing Framework Agreement on the Sale and Purchase of Solar Modules dated April 9, 2006, among First Solar GmbH, Juwi Holding AG, JuWi Handels Verwaltungs GmbH & Co KG and juwi solar GmbH, which was amended by the parties thereto on July 6, 2007.

     A copy of the press release announcing the new supply arrangements is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press Release of First Solar issued on July 9, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: July 9, 2007	By:	/s/ I. Paul Kacir
Name: Paul Kacir
Title: Vice President, General Counsel and Corporate Secretary